AMENDMENT NO.  1


        This Amendment No. 1 dated as of September 30, 1998 ("Agreement") is among HydroChem Industrial Services, Inc., a Delaware corporation ("Borrower"), the banks party to the Credit Agreement described below ("Banks"), and NationsBank, N.A. (successor in interest by merger to NationsBank of Texas, N.A.), as Agent for the Banks ("Agent").

                                     INTRODUCTION

        A. The Borrower, the Agent and the Banks are parties to the Credit Agreement dated as of December 31, 1997, as amended by the Letter Agreement dated as of March 6, 1998 and the Letter Agreement dated as of August 14, 1998 (as so amended, the "Credit Agreement").

        B. The Borrower has requested that the Banks agree to make certain amendments to the Credit Agreement.

        THEREFORE, the Borrower, the Agent and the Banks hereby agree as follows:

        Section 1. Definitions; References. Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the Credit
Agreement  shall  have  the  meanings  assigned  to  such  terms  in the  Credit
Agreement.

        Section 2.  Amendments.

               (a) Section 1.1. Section 1.1 is amended by (i) deleting the definition of "EBIT", (ii) adding the new definition "Currency Hedge Agreement", and (iii) deleting the definitions of "Applicable Margin", "EBITDA" and "Permitted Debt" replacing them with the following new definitions in alphabetical order:

        "Applicable Margin" means, with respect to interest rates, commitment fees, and letter of credit fees and as of any date of its determination, an amount equal to the percentage amount per annum set forth in the table below opposite the applicable ratio of (a) the consolidated EBITDA of the Borrower as of the end of the fiscal quarter then most recently ended for the four fiscal quarters then most recently ended to (b) the consolidated Interest Charges of the Borrower as of the end of the fiscal quarter then most recently ended for the four fiscal quarters then most recently ended, as determined below:






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




EBITDA to           Applicable      Applicable    Applicable      Applicable
Interest            Margin for      Margin for    Letter of       Margin for
Charges             LIBOR Tranches  Prime Rate    Credit Fees     Commitment
Ratio               --------------  Tranches      -----------     Fees
-----                               --------                      ----

<=1.75              2.50%             .75%          2.25%           .50%
<=2.00 but >1.75    2.00%             .25%          1.75%           .375%
<=2.50 but >2.00    1.75%            0.00%          1.50%           .30%
 >2.50              1.50%            0.00%          1.25%           .25%


The Agent shall periodically determine the Applicable Margin based upon the most recent financial statements of the Borrower dated as of the end of a fiscal quarter (including the fourth fiscal quarter) delivered to the Agent pursuant to
Section 5.2(b) (and in the case of the fourth fiscal quarter of each fiscal year of the Borrower, subject to additional adjustment in accordance with the following paragraph based upon audited financial statements delivered pursuant to Section 5.2(a)). In addition, the Applicable Margins for LIBOR Tranches and Prime Rate Tranches set forth above for periods in which the EBITDA to Interest Charges Ratio is less than or equal to 1.75 shall be reduced by .25% if the Covenant Reduction Date shall have occurred.

Any such adjustments to the Applicable Margin (other than adjustments resulting from the occurrence of the Covenant Reduction Date, which adjustments shall be effective concurrent with the Covenant Reduction Date) shall become effective on the 45th day following the last day of each fiscal quarter (including the fourth fiscal quarter); provided that; any additional adjustments to the Applicable Margin shall be made on the 90th day following the last day of the fourth fiscal quarter of the Borrower; provided, further, that if such financial statements are not delivered when required hereunder, the Applicable Margin shall increase to the maximum percentage amount set forth in the table above from such 45th day following the last day of the applicable quarter until such financial statements are received by the Agent. Upon any change in the Applicable Margin, the Agent shall promptly notify the Borrower and the Banks of the new Applicable Margin.

        "Covenant Reduction Date" means the date that is the earlier to occur of
(a) the date that the Valley Systems Acquisition is consummated and (b) June 30, 1999.

        "Currency Hedge Agreements" means any swap, hedge, cap, collar, or similar arrangement between the Borrower and any Bank (or any Affiliate of any Bank or such other Person that has been approved by the Agent) providing for the exchange of risks related to price changes in the foreign currency exposure or liabilities.






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



        "EBITDA" means, with respect to any Person and for any period of its determination, (a) the sum of (i) the consolidated net income of such Person for such period plus (ii) the consolidated interest expense of such Person for such period plus (iii) the income taxes of such Person accrued during such period plus (iv) the consolidated depreciation and amortization of such Person for such period minus (b) any interest income and extraordinary gains of such Person for such period and included in the calculation of consolidated net income; provided that, EBITDA for periods occurring prior to December 31, 1998 shall exclude certain non-recurring expenditures in an aggregate amount not to exceed $1,000,000.

        "Permitted Debt" means all of the following Debt:

        (a)    Debt in the form of the Credit Obligations;

        (b) Debt existing at the date of this Agreement as set forth on Schedule II;

        (c) the Senior Subordinated Notes (and guaranties executed by the Borrower's Subsidiaries with respect to such Senior Subordinated Notes);

        (d) intercompany Debt between the Borrower and (i) any of the Guarantors or (ii) any Subsidiary that has had at least 66-2/3% of its capital stock pledged to the Agent for the benefit of the Banks pursuant to Section 5.19, in each case subordinated on terms acceptable to the Agent and Majority Banks;

        (e) Debt constituting purchase money debt incurred with respect to the purchase and construction of real property in an aggregate outstanding principal amount not to exceed $8,500,000; and

        (f) Debt constituting purchase money debt incurred with respect to the purchase of equipment and obligations under Capital Leases in an aggregate outstanding principal amount for all such Debt under this clause (e) not to exceed $5,000,000.

        (g) Debt under any Interest Hedge Agreement or Currency Hedge Agreement.

     "Valley Systems Acquisition" means the acquisition by the Borrower or any of its wholly- owned Subsidiaries of either (a) all or substantially all of the assets of Valley Systems, Inc. and Valley Systems of Ohio, Inc. or (b) all of the capital stock of Valley Systems, Inc. and Valley Systems of Ohio, Inc., in either case on terms and conditions, and subject to documentation, acceptable to the Agent and the Majority Banks in their sole reasonable discretion.






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



               (b)  Section  2.3.   Section  2.3  is  amended  by  deleting  the
percentage .25% and replacing it with the phrase "the Applicable Margin for Commitment Fees".

               (c) Section 5.5. Clauses (a), (b) and (d) of Section 5.5 are hereby deleted and replaced in their entirety with the following new clauses
(a), (b) and (d):

                             (a) Net Worth.  The  Borrower  shall not permit the
               consolidated Net Worth of the Borrower as of the last day of each fiscal quarter to be less than the sum of (i) $13,500,000, plus
               (ii) 50% of the cumulative quarterly consolidated net income of the Borrower since December 31, 1998 for each fiscal quarter ending after that date during which the Borrower has positive consolidated net income plus (iii) 80% of the net proceeds resulting from any sale or issuance of any stock of the Borrower or its Subsidiaries since December 31, 1998.

                             (b) Maximum  Funded Debt to Proforma  EBITDA Ratio.
               As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the ratio of (i) the consolidated Funded Debt of the Borrower as of the end of such fiscal quarter to (ii) the consolidated EBITDA of the Borrower for the preceding four fiscal quarters then ended, to be greater than the minimum ratio set forth in the table below for the applicable quarter end period set forth in the table below (provided that in calculating the foregoing, the financial results and balance sheet effects of any Acquisitions may, if requested by the Borrower and approved by the Majority Banks (including approval of any pro forma financial statements), be included in such calculations on a proforma basis for the full period and on the relevant dates.

                      Period                       Maximum Ratio
                      ------                       -------------
                      Prior to and including
                      December 31, 1998            6.50 to 1.00
                      March 31, 1999               6.25 to 1.00
                      June 30, 1999                6.00 to 1.00
                      September 30, 1999
                      and thereafter               5.50 to 1.00

Notwithstanding the foregoing, if the Covenant Reduction Date shall occur before June 30, 1999, the Maximum Ratio shall be 6.00 to 1.00 until the quarter period ending September 30, 1999, at





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



which time (and all subsequent quarter end periods) the Maximum Ratio in effect shall be 5.50 to 1.00

                             (c) Minimum  Interest  Charge Coverage Ratio. As of
               the last day of each fiscal quarter, the Borrower shall not permit the ratio of (i) the consolidated EBITDA of the Borrower for the preceding four fiscal quarters then ended to (ii)
               Interest Charges for the preceding four fiscal quarters then ended to be less than the minimum ratio set forth in the table below for the applicable quarter end periods set forth in the table below.

                      Period                       Minimum Ratio
                      ------                       -------------
                      Prior to and including
                      June 30, 1999                1.50 to 1.00
                      September 30, 1999           1.75 to 1.00
                      Thereafter                   2.00 to 1.00


               (d)  Section  5.9.  The  phrases  currently  contained  in clause
(ii)(B) of Section 5.9 are hereby deleted and replaced in their entirety with the phrase "the Agent and Majority Banks have granted prior approval in writing for such Acquisition;".

               (e) Exhibits. Exhibit A to the Credit Agreement is deleted and replaced with Exhibit A hereto.

        Section 3. Representations and Warranties. The Borrower represents and warrants to the Agent and the Banks that:

               (a) The representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date of this Agreement;

               (b) The execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity;

               (c) As of the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing; and

               (d) The Borrower estimates that the non-recurring expenditures deducted in calculating its EBITDA shall consist of (i) approximately $200,000 in costs and expenses incurred by the Borrower and its Subsidiaries in connection with the relocation of its corporate headquarters to Deer Park, Texas, (ii) approximately $350,000 in costs and expenses incurred by the Borrower and its Subsidiaries as a result of the due diligence performed in connection with certain acquisitions that did not close, and (iii) approximately $450,000 in severance costs and expenses accrued prior to December 31, 1998 as a result of personnel reductions.

        Section 4. Effectiveness. This Agreement shall become effective and the Credit Agreement shall be amended as provided in this Agreement upon the occurrence of the following conditions precedent:

               (a) The Borrower, the Agent, and the Banks shall have delivered duly and validly executed originals of this Agreement to the Agent;

               (b) the representations and warranties in this Agreement shall be true and correct in all material respects;

               (c) the Borrower shall have delivered a certificate of its Secretary or Assistant Secretary certifying its certificate of incorporation, bylaws, resolutions and incumbency and in form and substance satisfactory to the Agent and the Banks; and

               (d) the Borrower shall have paid (i) an amendment fee to the Banks in an aggregate amount equal to $15,000 and (ii) all amounts and expenses required to be paid in connection with this Agreement and the amendments evidenced hereby.

        Section 5. Consent of Guarantor. The Guarantor hereby consents to the amendments and modifications contained in this Amendment (and the consummation of the transactions contemplated thereby) and confirms that the Guaranty shall continue to guarantee the "Guaranteed Debt" (as defined in such Guaranty) as modified hereby.

        Section 6. Valley Systems, Inc. Each of the Agent and the Majority Banks hereby consents to the acquisition by the Borrower or any of its wholly-owned Subsidiaries of either (a) all or substantially all of the assets of Valley Systems, Inc. and Valley Systems of Ohio, Inc. or (b) all of the capital stock of Valley Systems, Inc. and Valley Systems of Ohio, Inc.; provided that, such consent is only effective if, in either case, such acquisition is on terms and conditions, and subject to documentation, acceptable to the Agent and the Majority Banks in their sole reasonable discretion.

        Section 7. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

        Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

        PURSUANT TO SECTION  26.02 OF THE TEXAS  BUSINESS AND  COMMERCE  CODE, A
LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

        THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

        EXECUTED as of the 30th day of September, 1998.

                                            BORROWER:

                                            HYDROCHEM INDUSTRIAL SERVICES, INC.


                                            By: /s/ Selby F. Little, III
                                               Name:Selby F. Little, III
                                               Title:Executive Vice President &
                                                       Chief Financial Officer

                                            AGENT:

                                            NATIONSBANK, N.A.


                                            By: /s/ William T. Griffin
                                               Name:William T. Griffin
                                               Title:Vice President

                                            BANKS:

                                            NATIONSBANK, N.A.


                                            By: /s/ William T. Griffin
                                               Name:William T. Griffin
                                               Title:Vice President


Agreed to and Accepted as of the
30th day of September, 1998



HYDROCHEM INTERNATIONAL, INC.



By: /s/ Selby F. Little, III
   Name:Selby F. Little, III
   Title:Executive Vice President &
          Chief Financial Officer








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